SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2002

ArthroCare Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	0-27422	94-3180312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

680 Vaqueros Avenue
Sunnyvale, California 94085
(Address of Principal Executive Offices)

(408) 736-0224
(Registrant’s telephone number, including area code)

Item 8.  Change in Fiscal Year.

On November 13, 2002, the Board of Directors of ArthroCare Corporation (the “Company”) approved a change in the Company’s fiscal year. Previously, the Company maintained a 52/53 week cycle ending on a Saturday and the Company added a 53rd week to every fifth or sixth fiscal year. Effective for the fourth quarter of fiscal 2002, the Company’s fiscal quarters will conform to calendar periods ending each March 31, June 30 and September 30 and the Company’s fiscal year will end on December 31 of each year. As a result, the Company’s current quarter and fiscal year will end on December 31, 2002. There will be no transition period.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2002	ARTHROCARE CORPORATION

	By:	/s/ Fernando Sanchez
Name: Fernando Sanchez Title: Senior Vice President, Operations and Chief Financial Officer